Tidal Commodities Trust I

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our name under the caption “Experts” in the Registration Statement filed on the Pre-Effective Amendment No.3 to Form S-1 by Tidal Commodities Trust I, with respect to 7RCC Spot Bitcoin and Carbon Credit Futures ETF.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 13, 2025